UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 15, 2011

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
(Exact Name of Registrant as Specified in Charter)

Switzerland (State or Other Jurisdiction of Incorporation)	001-32938 (Commission File Number)	98-0681223 (I.R.S. Employer Identification No.)
Lindenstrasse 8
6340 Baar
Zug, Switzerland
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: 41-41-768-1080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-2.1
EX-99.1

Item 1.02. Termination of a Material Definitive Agreement.
     On September 15, 2011, Allied World Assurance Company Holdings, AG (“Allied World”), GO Sub, LLC (“Merger Sub”) and Transatlantic Holdings, Inc. (“Transatlantic”) entered into a Termination Agreement (the “Termination Agreement”) to terminate the Agreement and Plan of Merger, dated as of June 12, 2011, by and among such parties (the “Merger Agreement”). Under the terms of the Termination Agreement, Transatlantic will pay Allied World a termination fee of $35 million plus an expense reimbursement. In addition, Transatlantic will be obligated to pay a termination fee equal to $115 million (less the sum of the previously paid $35 million termination fee and the expense reimbursement amount) to Allied World if, on or prior to 12 months from the date of the Termination Agreement, Transatlantic or any of its subsidiaries enters into any definitive agreement in respect of any “competing transaction” (as defined in the Merger Agreement), or recommends or submits a competing transaction to its stockholders for adoption, or a transaction in respect of a competing transaction is consummated. The Termination Agreement also includes a mutual release of certain claims in connection with the Merger Agreement.
     A copy of the Termination Agreement is attached hereto as Exhibit 2.1 and is incorporated by reference herein.
Item 8.01. Other Events.
     On September 16, 2011, Allied World issued a press release announcing the signing of the Termination Agreement and the cancellation of the extraordinary general meeting of its shareholders to vote on proposals related to the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description
2.1	Termination Agreement, dated as of September 15, 2011, by and among Allied World Assurance Company Holdings, AG, GO Sub, LLC and Transatlantic Holdings, Inc.

99.1	Press release, dated September 16, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
Dated: September 16, 2011	By:	/s/ Wesley D. Dupont
		Name:	Wesley D. Dupont
		Title:	Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit
Number	Description
2.1	Termination Agreement, dated as of September 15, 2011, by and among Allied World Assurance Company Holdings, AG, GO Sub, LLC and Transatlantic Holdings, Inc.

99.1	Press release, dated September 16, 2011.